EXHIBIT 10.2
ASSUMPTION AGREEMENT
     This Assumption Agreement (the “Agreement”) is made effective as of March 26, 2009 (the “Effective Date”), by and between Noble Corporation, a company organized under the laws of the Cayman Islands (“Noble-Cayman”), and Noble Corporation, a Swiss corporation (“Noble-Switzerland”).
RECITALS
     WHEREAS, Noble-Cayman has entered into agreements guaranteeing the performance of certain subsidiaries of Noble-Cayman under employment agreements entered into between those subsidiaries and certain of Noble-Cayman’s and/or such subsidiaries’ executive officers and key employees (collectively, the “Guaranty Agreements”);
     WHEREAS, each of the Guaranty Agreements and each of the related employment agreements (collectively and as amended, the “Employment Agreements”), as in effect as of the date of this Agreement, are listed on Exhibit A hereto;
     WHEREAS, Noble-Cayman, Noble-Switzerland and Noble Cayman Acquisition, Ltd. have entered into an Agreement and Plan of Merger, Reorganization and Consolidation dated as of December 19, 2008 (as amended, the “Agreement and Plan of Merger”);
     WHEREAS, pursuant to the Agreement and Plan of Merger, the Employment Agreements will be amended to (i) reflect the effect of the Agreement and Plan of Merger and related transactions and (ii) provide that the Employment Agreements will become effective after a “change of control” of Noble-Switzerland rather than a “change of control” of Noble-Cayman;
     WHEREAS, Noble-Switzerland desires to guarantee the performance by those subsidiaries of Noble-Cayman who are parties to the Employment Agreements (the “Subsidiary Obligors”) of their obligations under the Employment Agreements, and the Board of Directors of Noble-Switzerland has determined that it is reasonable and prudent for Noble-Switzerland to deliver this Agreement and that this Agreement is necessary to promote and ensure the best interests of Noble-Switzerland and its shareholders; and
     WHEREAS, pursuant to Section 4.2 of the Agreement and Plan of Merger, Noble-Switzerland agreed to assume Noble-Cayman’s obligations under the Guaranty Agreements in effect as of the Effective Time (as defined in the Agreement and Plan of Merger).
AGREEMENT
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Noble-Cayman and Noble-Switzerland mutually agree as follows:
     1. Assumption. Noble-Switzerland hereby assumes all of Noble-Cayman’s obligations and liabilities of any kind, whether fixed, contingent, accrued or otherwise, under the Guaranty Agreements. In particular, Noble-Switzerland hereby irrevocably and unconditionally guarantees, as primary obligor, the due and punctual performance by the Subsidiary Obligors of their agreements and obligations, all and singular, under the Employment Agreements.
     The obligations of Noble-Switzerland hereunder shall be absolute and unconditional and shall remain in full force and effect until the termination of each of the applicable Employment Agreements or the complete performance by the applicable Subsidiary Obligor of its obligations thereunder, irrespective of the validity, regularity or enforceability of such Employment Agreement, any change or amendment thereto, the absence of any action to enforce the same, any waiver or consent by the executive or key employee or such Subsidiary Obligor with respect to any provision of such Employment Agreement, the recovery of any judgment against such Subsidiary Obligor or any action to enforce the same, or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of Noble-Switzerland. Noble-Switzerland waives any right of set-off or counterclaim it may have against the executive or key employee arising from any other obligations the executive or key employee may have to the applicable Subsidiary Obligor, Noble-Cayman or Noble-Switzerland.
2.	Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.	Integration. The parties hereto agree that this Agreement contains the entire understanding between the parties hereto relating to the subject matter hereof.

4.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas.
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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NOBLE CORPORATION a company organized under the laws of the Cayman Islands
By:	/s/ William E. Turcotte
William E. Turcotte
Senior Vice President and General Counsel

NOBLE CORPORATION a Swiss corporation
By:	/s/ Alan R. Hay
Alan R. Hay
Director

Exhibit A

Guaranty	Employment Agreement

Guaranty dated December 30, 2008	Employment Agreement by and between Noble Drilling Services Inc. and David W. Williams dated December 30, 2008

Guaranty dated December 30, 2008	Employment Agreement by and between Noble Drilling Services Inc. and Thomas L. Mitchell dated December 30, 2008

Guaranty dated December 30, 2008	Employment Agreement by and between Noble Drilling Services Inc. and Julie J. Robertson dated December 30, 2008

Guaranty dated December 30, 2008	Employment Agreement by and between Noble Drilling Services Inc. and William E. Turcotte dated December 30, 2008

Guaranty dated December 29, 2008	Employment Agreement by and between Noble Drilling Services Inc. and William C. Hoffman dated December 29, 2008

Guaranty dated December 29, 2008	Employment Agreement by and between Noble Drilling Services Inc. and Lee M. Ahlstrom dated December 29, 2008

Guaranty dated December 29, 2008	Employment Agreement by and between Noble Drilling Services Inc. and Ross W. Gallup dated December 29, 2008

Guaranty dated December 29, 2008	Employment Agreement by and between Noble Drilling Services Inc. and Scott W. Marks dated December 29, 2008

Guaranty dated December 30, 2008	Employment Agreement by and between Noble International Limited and Gene V. House dated December 30, 2008

Guaranty dated December 30, 2008	Employment agreement by and between Noble International Limited and William C. Yester dated December 30, 2008

Guaranty dated December 30, 2008	Employment agreement by and between Noble International Limited and James J. Ruehlen dated December 30, 2008

Guaranty dated December 30, 2008	Employment agreement by and between Noble International Limited and Eelke S. Strikwerda dated December 30, 2008

Guaranty dated December 30, 2008	Employment agreement by and between Noble Drilling (Canada) Ltd. and Kevin D. Roche dated December 30, 2008

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